Exhibit 99.1

ToughBuilt Industries, Inc. Announces $5 Million Registered Direct Offering

Lake Forest, Calif., February 15, 2022 (GLOBE NEWSWIRE) -- ToughBuilt Industries, Inc. (“ToughBuilt” or the “Company”) (NASDAQ: TBLT; TBLTW), today announced that it has entered into securities purchase agreement with certain institutional investors for the issuance and sale of 2,500 shares of Series F convertible preferred stock (the “Series F Preferred”) and 2,500  shares of Series G convertible preferred stock (the “Series G Preferred”) in a registered direct offering. ToughBuilt has also agreed to issue to the investors unregistered warrants to purchase up to an aggregate of 18,750,000 shares of common stock in a concurrent private placement.  Each share of Series F Preferred and Series G Preferred will have a stated value of $1,000 per share and be convertible after the closing date into shares of common stock at a conversion price of $0.20 per share.  The warrants have an exercise price of $0.251 per share, will be exercisable on the later of (i) the date of shareholder approval to increase the authorized shares of common stock or effect a reverse stock split of the common stock and (ii) six months following the date of issuance, and will expire five years from the initial exercise date. The closing of the offering is expected to occur on or about February 16, 2022, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The gross proceeds to the Company are expected to be approximately $5 million before deducting placement agent fees and other offering expenses. The Company currently intends to use the net proceeds from the offering for working capital purposes.

The Company expects to call a special meeting of stockholders for the approval of a proposal to effect a reverse split of the common stock and a proposal to increase the number of authorized shares of common stock (the “Proposals”).  The Series F Preferred has voting rights, with the common stock as a single class, equal to the number of shares of common stock underlying the Series F Preferred on the Proposals. The Series G Preferred has voting rights, with the common stock as a single class, equal to 500,000 votes per share of Series G Preferred on the Proposals, provided that, in accordance with Nasdaq listing rules, any votes cast by the Series G Preferred with respect to the Proposals must be counted by the Company in the same proportion as the aggregate shares of common stock voted on the Proposals.

Today, the Company also announced that the Board of Directors of the Company (the “Board”) has determined to cancel the Special Meeting of Stockholders scheduled to be held at 1:00 PM (Pacific Time) on February 15, 2022. The Company will announce when a new record date has been established by the Board by filing of a proxy statement with the Securities and Exchange Commission (the “SEC”).

The Series F Preferred and Series G Preferred and the shares of common stock underlying the Series F Preferred and Series G Preferred described above (but not the warrants or the shares of common stock underlying the warrants) are being offered and sold by the Company in a registered direct offering pursuant to a “shelf” registration statement on Form S-3 (File No. 333-252630), including a base prospectus previously filed with the SEC on February 2, 2021 and became effective on February 8, 2021. The offering of such securities is being made only by means of a prospectus supplement that forms a part of the registration statement. A final prospectus supplement and the accompanying base prospectus relating to the registered direct offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Electronic copies of the prospectus supplement and the accompanying base prospectus may also be obtained by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at (212) 856-5711 or e-mail at placements@hcwco.com.

The warrants issued in the concurrent private placement and the shares of common stock underlying the warrants are being offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and Regulation D promulgated thereunder and have not been registered under the Act or applicable state securities laws. Accordingly, the warrants and underlying shares of common stock may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

ABOUT TOUGHBUILT INDUSTRIES, INC.

ToughBuilt is an advanced product design, manufacturer and distributor with emphasis on innovative products. Currently, we are focused on tools and other accessories for the professional and do-it-yourself construction industries. We market and distribute various home improvement and construction product lines for both the do-it-yourself and professional markets under the TOUGHBUILT brand name, within the global multibillion dollar per year tool market industry. All of our products are designed by our in-house design team. Since launching product sales in 2013, we have experienced significant annual sales growth. Our current product line includes three major categories, with several additional categories in various stages of development, consisting of Soft Goods & Kneepads and Sawhorses & Work Products. Our mission is to provide products to the building and home improvement communities that are innovative, of superior quality derived in part from enlightened creativity for our end users while enhancing performance, improving well-being and building high brand loyalty. Additional information about the Company is available at: https://www.toughbuilt.com/.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements.” Such statements include, but are not limited to, statements regarding the intended use of proceeds from offering and statements concerning the anticipated closing and closing date of the offering and may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) the impact of the worldwide COVID-19 pandemic and government actions, on our business, (ii) supply chain disruptions, (iii) market acceptance of our existing and new products, (iv) delays in bringing products to key markets, (v) an inability to secure regulatory approvals for the ability to sell our products in certain markets, (vi) intense competition in the industry from much larger, multinational companies, (v) product liability claims, (vii) product malfunctions, (viii) our limited manufacturing capabilities and reliance on subcontractors for assistance, (ix) our efforts to successfully obtain and maintain intellectual property protection covering our products, which may not be successful, (x) our reliance on single suppliers for certain product components, (xi) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain (xii) the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction and (xiii) market and other conditions. More detailed information about the Company and the risk factors that may affect the realization of forward looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise, except as required by law.

Investor Relations Contact:

KCSA Strategic Communications

David Hanover

ToughBuilt@KCSA.com